EXHIBIT 99.5

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                         SUB-ADVISORY AGREEMENT FOR THE
               VALUE EQUITY PORTFOLIO OF THE WRL SERIES FUND, INC.

        This Agreement is entered into as of April 30, 1996, between Western Reserve Life Assurance Co. of Ohio, an Ohio corporation (referred to herein as "WRL"), and NWQ Investment Management Company, Inc., a Massachusetts corporation (referred to herein as "NWQ"), to provide certain investment advisory services with respect to a certain series of shares of common stock of the WRL Series Fund, Inc., allocated to the Value Equity Portfolio (the "Portfolio").

        WHEREAS, WRL has entered into an Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated April 30, 1996, with WRL Series Fund, Inc. (the "Fund"), a Maryland corporation, under which WRL has agreed, among other things, to act as investment adviser to the Portfolio; and

        WHEREAS, the Advisory Agreement provides that WRL may engage NWQ to furnish investment information and advice to assist WRL in carrying out its responsibilities under the Advisory Agreement as investment adviser to the Portfolio; and

        WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by NWQ to WRL with respect to the Portfolio and the terms and conditions under which such services will be rendered.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        1. SERVICES OF NWQ. NWQ shall act as investment counsel to WRL with respect to the Portfolio. In this capacity, NWQ shall have the following responsibilities:

               (a) to furnish continuous investment information, advice and recommendations to WRL as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

               (b) to cause its officers to attend meetings of WRL or the Fund and furnish oral or written reports, as WRL may reasonably require, in order to keep WRL and its officers and the Directors of the Fund and appropriate officers of the Fund fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of NWQ, and the investment considerations which have given rise to those recommendations;

               (c) to furnish such statistical and analytical information and reports as may reasonably be required by WRL from time to time; and

               (d) to supervise the purchase and sale of securities as directed by the appropriate officers of the Fund or of WRL.

        2. OBLIGATIONS OF WRL. WRL shall have the following obligations under this Agreement:

               (a) to keep NWQ continuously and fully informed as to the composition of the Portfolio's investment securities and the nature of the Portfolio's assets and liabilities from time to time;

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               (b) to furnish NWQ with a certified copy of any financial
statement or report prepared for the Fund with respect to the Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to shareholders or to any governmental body or securities exchange;

               (c) to furnish NWQ with any further materials or information which NWQ may reasonably request to enable it to perform its functions under this Agreement; and

               (d) to compensate NWQ for its services under this Agreement by the payment of fees equal to (i) 50% of the fees received by WRL for services rendered under the Investment Advisory Agreement by WRL to the Portfolio during the term of this Agreement, less (ii) 50% of the amount paid by WRL on behalf of the Portfolio pursuant to any expense limitation or the amount of any other reimbursement made by WRL to the Portfolio. In the event that this Agreement shall be effective for only part of a period to which any such fee received by WRL is attributable, then an appropriate pro-ration of the fee that would have been payable hereunder if this Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect. The fees payable to NWQ hereunder shall be payable upon receipt by WRL from the Portfolio of advisory fees payable to WRL.

        3. TREATMENT OF INVESTMENT ADVICE. WRL shall treat the investment information, advice and recommendations of NWQ as being advisory only, and shall determine the extent to which such advice and recommendations relating to the Portfolio shall be passed on to the Fund or incorporated in investment advice by WRL relating to the Portfolio. WRL may direct NWQ to furnish its investment information, advice and recommendations directly to officers or Directors of the Fund. Investment information, advice and recommendations provided by NWQ shall be used by WRL or the Fund solely with respect to the management of the Portfolio.

        4. COMPLIANCE WITH LAWS. NWQ represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matters relating to the performance of this Agreement, NWQ will act in conformity with the Fund's Articles of Incorporation, Bylaws, and current registration statement applicable to the Portfolio and with the instructions and direction of WRL and the Fund's Directors, and will conform to and comply with the Investment Company Act of 1940, as amended (the "1940 Act") and all other applicable federal or state laws and regulations.

        5. TERMINATION. This Agreement shall terminate automatically upon the termination of the Advisory Agreement. This Agreement may be terminated at any time, without penalty, by WRL or by the Fund by giving 60 days' written notice of such termination to NWQ at its principal place of business, provided that such termination is approved by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Portfolio. This Agreement may be terminated at any time by NWQ by giving 60 days' written notice of such termination to the Fund and WRL at their respective principal places of business.

        6. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as that term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

        7. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending April 22, 1998 and shall continue in effect from year to year thereafter provided continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as the term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

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        8. AMENDMENTS. This Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

        9. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         NWQ INVESTMENT MANAGEMENT COMPANY, INC.

ATTEST:

                                         BY:___________________________________
                                         Title:

_______________________
Secretary

                                         WESTERN RESERVE LIFE ASSURANCE
                                         CO. OF OHIO

ATTEST:

                                         BY:___________________________________
                                         Title: Chairman of the Board, President
_______________________                         and Chief Executive Officer
Assistant Secretary

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